                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 21, 2000
                              ---------------------
                                 Date of Report
                        (Date of earliest event reported)


                                IMAGEX.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           WASHINGTON               0-78271                    91-1727170
        -----------------        ---------------           ----------------
(State or other jurisdiction  (Commission File No.)          (IRS Employer
    of incorporation)                                      Identification No.)


                         10210 NE POINTS DR., SUITE 200
                           KIRKLAND, WASHINGTON 98033
                -------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (425) 576-6500
                                ----------------
              (Registrant's telephone number, including area code)

         This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2000 of ImageX.com, Inc. ("ImageX") relates to ImageX's completion of an acquisition of 100% of creativepro.com, Inc., an Oregon corporation ("creativepro") pursuant to an Agreement and Plan of Merger dated March 18, 2000, as amended May 20, 2000, among the Company, Columbia Acquisition Corp., an Oregon corporation and wholly owned subsidiary of the Company, creativepro, and Standish O'Grady as shareholder representative (the "Merger Agreement"). By the terms of the Merger Agreement, creativepro merged with and into Columbia Acquisition Corp. The purpose of this amendment is to amend Item 7 to provide the financial statements of creativepro required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was impracticable to provide at the time ImageX filed the Current Report on Form 8-K dated July 5, 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS

     (1) AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CREATIVEPRO.COM AS OF DECEMBER 31, 1999 AND 1998 AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Creativepro.com, Inc.:

We have audited the accompanying consolidated balance sheets of Creativepro.com, Inc. (formerly Extensis Corporation) as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creativepro.com, Inc. (formerly Extensis Corporation) as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles applicable.

                                       /s/ KPMG LLP



Portland, Oregon
February 29, 2000, except note 13,
   which is as of March 17, 2000

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                           Consolidated Balance Sheets
                                 (In thousands)

                                                                                          DECEMBER 31,
                                                                              ---------------------------------
                                                                                   1999             1998
                                                                              ---------------   ---------------
                                      ASSETS
Current assets:
     Cash and cash equivalents                                               $         1,072   $           458
     Restricted cash                                                                     275                --
     Accounts receivable, net                                                          1,835             3,626
     Inventories, net                                                                    455               155
     Prepaid expenses                                                                    266               409
     Other current assets                                                                 34                36
                                                                              ---------------   ---------------
                 Total current assets                                                  3,937             4,684
Property and equipment, net                                                            1,303             1,385
Purchased technology, net                                                                860                --
Other assets                                                                              35                79
                                                                              ---------------   ---------------
                 Total assets                                                $         6,135   $         6,148
                                                                              ===============   ===============
              LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Line of credit                                                          $            --   $         1,400
     Accounts payable                                                                  1,530               685
     Accrued liabilities                                                               1,360             2,111
     Current portion of long-term debt and
        capital lease obligations                                                        430               370
                                                                              ---------------   ---------------
                 Total current liabilities                                             3,320             4,566

Long-term portion of long-term debt and capital lease obligations                      3,196               492
                                                                              ---------------   ---------------
                                                                                       6,516             5,058
                                                                              ---------------   ---------------
Commitments and contingencies

Shareholders' equity (deficit):
     Series A convertible preferred stock: 1,900 authorized preferred shares; par value $.001, 1,883 shares issued and outstanding at 1999 and 1998, respectively; (aggregate liquidation
        preference of $3,860)                                                              2                 2
     Series B convertible preferred stock:  2,685 authorized preferred shares; par value $.001, 1,685 shares issued and outstanding at 1999 and 1998, respectively; (aggregate liquidation
        preference of $5,173)                                                              2                 2
     Common stock, par value $.001 per share:  15,829 shares authorized;
        issued and outstanding shares 4,247 and 3,767 at 1999 and 1998,
        respectively                                                                       4                 4
     Additional paid-in capital                                                        8,977             8,850
     Warrant                                                                             202                --
     Stock subscription for common stock                                               1,200                --
     Prepaid advertising in exchange for stock subscription                           (1,200)               --
     Accumulated other comprehensive income (loss) - foreign currency
        translation                                                                      (43)              (14)
     Notes receivable from related party                                                (130)             (122)
     Accumulated deficit                                                              (9,395)           (7,632)
                                                                              ---------------   ---------------
                 Total shareholders' equity (deficit)                                   (381)            1,090
                                                                              ---------------   ---------------
                 Total liabilities and shareholders' equity (deficit)        $         6,135   $         6,148
                                                                              ===============   ===============

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                      Consolidated Statements of Operations
                                 (In thousands)

                                                                        YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------------
                                                                1999              1998              1997
                                                           --------------    --------------    --------------
Revenue, net                                              $       20,933    $       15,555    $       10,824
Cost of revenue                                                    3,256             2,154             2,111
                                                           --------------    --------------    --------------
                 Gross margin                                     17,677            13,401             8,713
                                                           --------------    --------------    --------------
Operating expenses:
     Sales and marketing                                          12,462             9,380             7,292
     Research and development                                      3,613             3,462             2,680
     General and administrative                                    2,674             2,228             1,553
                                                           --------------    --------------    --------------
                 Total operating expenses                         18,749            15,070            11,525
                                                           --------------    --------------    --------------
                 Loss from operations                             (1,072)           (1,669)           (2,812)
                                                           --------------    --------------    --------------
Other income (expense), net                                         (687)             (129)               87
                                                           --------------    --------------    --------------
                 Loss before income taxes                         (1,759)           (1,798)           (2,725)
Provision for income taxes                                             4                 3                76
                                                           --------------    --------------    --------------
                 Net loss                                 $       (1,763)   $       (1,801)   $       (2,801)
                                                           ==============    ==============    ==============

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                           Consolidated Statements of
                         Shareholders' Equity (Deficit)
                                 (In thousands)

                                                SERIES A              SERIES B
                                              CONVERTIBLE            CONVERTIBLE
                                            PREFERRED STOCK        PREFERRED STOCK          COMMON STOCK       ADDITIONAL
                                           -------------------    ------------------     ------------------     PAID-IN
                                            SHARES     AMOUNT      SHARES    AMOUNT       SHARES    AMOUNT       CAPITAL
                                           ---------  --------    --------  --------     --------  --------    ----------
Balance as of December 31, 1996                1,589  $      1          --  $     --        3,313  $      3    $    3,344
Net loss                                          --        --          --        --           --        --            --
Currency translation                              --        --          --        --           --        --            --

Comprehensive loss

Issuance of common stock from
     exercise of stock options                    --        --          --        --          245         1            22
Issuance of common stock from
     exercise of stock warrants                   --        --          --        --           18        --             9
Issuance of Series A preferred stock             294         1          --        --           --        --           209
Issuance of Series B preferred stock              --        --       1,685         2           --        --         5,168
Recognition of compensation expense
     on common stock warrants                     --        --          --        --           --        --            75
Notes receivable from related party               --        --          --        --           --        --            --
Equity draw                                       --        --          --        --           --        --            --
                                           ---------  --------    --------  --------     --------  --------    ----------
Balance as of December 31, 1997                1,883         2       1,685         2        3,576         4         8,827
Net loss                                          --        --          --        --           --        --            --
Currency translation                              --        --          --        --           --        --            --

Comprehensive loss

Issuance of common stock from
     exercise of stock options                    --        --          --        --          191        --            23
Interest on related party notes
     receivable                                   --        --          --        --           --        --            --
                                           ---------  --------    --------  --------     --------  --------    ----------
Balance as of December 31, 1998                1,883         2       1,685         2        3,767         4         8,850
Net loss                                          --        --          --        --           --        --            --
Currency translation                              --        --          --        --           --        --            --

Comprehensive loss

Issuance of common stock from
     exercise of stock options                    --        --          --        --          480        --           116
Stock compensation expense                        --        --          --        --           --        --            11
Issuance of preferred stock warrant               --        --          --        --           --        --            --
Issuance of stock subscription                    --        --          --        --           --        --            --
Interest on related party notes
      receivable                                  --        --          --        --           --        --            --
                                           ---------  --------    --------  --------     --------  --------    ----------
Balance as of December 31, 1999                1,883  $      2       1,685  $      2        4,247  $      4    $    8,977
                                           =========  ========    ========  ========     ========  ========    ==========


                                            6



                                                                                         ACCUMULATED
                                                                                            OTHER
                                                           STOCK          PREPAID       COMPREHENSIVE      COMPREHENSIVE
                                              WARRANT   SUBSCRIPTION    ADVERTISING     INCOME (LOSS)      INCOME (LOSS)
                                             --------   ------------    -----------     -------------      -------------
Balance as of December 31, 1996              $     --   $         --    $       --      $         --
Net loss                                           --             --            --                --       $     (2,801)
Currency translation                               --             --            --                12                 12
                                                                                                           -------------
Comprehensive loss                                                                                         $     (2,789)
                                                                                                           =============
Issuance of common stock from
     exercise of stock options                     --             --            --                --
Issuance of common stock from
     exercise of stock warrants                    --             --            --                --
Issuance of Series A preferred stock               --             --            --                --
Issuance of Series B preferred stock               --             --            --                --
Recognition of compensation expense
     on common stock warrants                      --             --            --                --
Notes receivable from related party                --             --            --                --
Equity draw                                        --             --            --                --
                                             --------   ------------    -----------     -------------
Balance as of December 31, 1997                    --             --            --                12
Net loss                                           --             --            --                --       $     (1,801)
Currency translation                               --             --            --               (26)               (26)
                                                                                                           -------------
Comprehensive loss                                                                                         $     (1,827)
                                                                                                           =============
Issuance of common stock from
     exercise of stock options                     --             --            --                --
Interest on related party notes
     receivable                                    --             --            --                --
                                             --------   ------------    -----------     -------------
Balance as of December 31, 1998                    --             --            --               (14)
Net loss                                           --             --            --                --       $     (1,763)
Currency translation                               --             --            --               (29)               (29)
                                                                                                           -------------
Comprehensive loss                                                                                         $     (1,792)
                                                                                                           =============
Issuance of common stock from
     exercise of stock options                     --             --            --                --
Stock compensation expense                         --             --            --                --
Issuance of preferred stock warrant                202            --            --                --
Issuance of stock subscription                     --          1,200        (1,200)               --
Interest on related party notes
      receivable                                   --             --            --                --
                                             --------   ------------    -----------     -------------
Balance as of December 31, 1999              $    202   $      1,200    $   (1,200)     $        (43)
                                             ========   ============    ===========     =============






                                                 NOTES
                                              RECEIVABLE
                                                 FROM
                                                RELATED      ACCUMULATED
                                                 PARTY         DEFICIT        TOTAL
                                              -----------    -----------    ---------
Balance as of December 31, 1996               $      (10)    $   (2,676)    $    662
Net loss                                              --         (2,801)      (2,801)
Currency translation                                  --             --           12

Comprehensive loss

Issuance of common stock from
     exercise of stock options                        --             --           23
Issuance of common stock from
     exercise of stock warrants                       --             --            9
Issuance of Series A preferred stock                  --             --          210
Issuance of Series B preferred stock                  --             --        5,170
Recognition of compensation expense
     on common stock warrants                         --             --           75
Notes receivable from related party                 (104)            --         (104)
Equity draw                                           --           (354)        (354)
                                              -----------    -----------    ---------
Balance as of December 31, 1997                     (114)        (5,831)       2,902
Net loss                                              --         (1,801)      (1,801)
Currency translation                                  --             --          (26)

Comprehensive loss

Issuance of common stock from
     exercise of stock options                        --             --           23
Interest on related party notes
     receivable                                       (8)            --           (8)
                                              -----------    -----------    ---------
Balance as of December 31, 1998                     (122)        (7,632)       1,090
Net loss                                              --         (1,763)      (1,763)
Currency translation                                  --             --          (29)

Comprehensive loss

Issuance of common stock from
     exercise of stock options                                                   116
Stock compensation expense                            --             --           11
Issuance of preferred stock warrant                   --             --          202
Issuance of stock subscription                        --             --           --
Interest on related party notes
      receivable                                      (8)            --           (8)
                                              -----------    -----------    ---------
Balance as of December 31, 1999               $     (130)    $   (9,395)    $   (381)
                                              ===========    ===========    =========

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                           ------------------------------------------------
                                                                                1999              1998            1997
                                                                           ----------------   -------------   -------------
Cash flows from operating activities:
     Net loss                                                           $       (1,763)    $    (1,801)    $    (2,801)
     Adjustments to reconcile net loss to net cash
        provided (used) by operating activities:
           Depreciation and amortization                                           852             489             285
           Loss on disposal of property                                             45              20              --
           Noncash interest expense                                                202              --              --
           Noncash compensation expense                                             11              --              75
           Noncash interest on notes receivable from related party                  (8)             (8)             (4)
           Change in operating assets and liabilities:
              Accounts receivable                                                1,791          (1,056)         (1,489)
              Inventories                                                         (300)            (24)             97
              Prepaid expenses                                                     143             144            (457)
              Other current assets                                                   2               7              --
              Other assets                                                          44              (6)             --
              Accounts payable                                                     845            (566)            (69)
              Accrued liabilities                                                 (751)             94           1,392
                                                                           ----------------   -------------   -------------

                    Net cash provided (used) by operating activities             1,113          (2,707)         (2,971)
                                                                           ----------------   -------------   -------------

Cash flows from investing activities:
     Purchase of property and equipment                                           (575)           (868)           (880)
     Proceeds from disposal of property and equipment                               --              35              --
     Purchased technology                                                          (50)             --              --
     Restricted cash                                                              (275)             --              --
                                                                           ----------------   -------------   -------------

                    Net cash used by investing activities                         (900)           (833)           (880)
                                                                           ----------------   -------------   -------------

Cash flows from financing activities:
     Borrowings (repayments) on line of credit, net                             (1,400)          1,400              --
     Issuance of related party notes receivable                                     --              --            (100)
     Repayment of debt and capital lease obligations                            (1,286)           (166)            (32)
     Proceeds from long-term debt                                                3,000             750              --
     Proceeds from issuance of common stock                                        116              23              32
     Sale of preferred stock                                                        --              --           5,170
     Equity draws                                                                   --              --            (354)
                                                                           ----------------   -------------   -------------

                    Net cash provided by financing activities                      430           2,007           4,716
                                                                           ----------------   -------------   -------------

                    Increase (decrease) in cash and cash equivalents               643          (1,533)            865

Effect of exchange rate changes                                                    (29)            (26)             12

Cash and cash equivalents at beginning of year                                     458           2,017           1,140
                                                                           ----------------   -------------   -------------

Cash and cash equivalents at end of year                                $        1,072     $       458     $     2,017
                                                                           ================   =============   =============

Supplemental disclosure of cash flow information:
   Cash paid for:
        Interest                                                        $          479     $       135     $        57

Supplemental disclosure of noncash information:
     Notes payable to related parties converted to
        preferred stock                                                             --              --             210
     Purchased technology acquired in exchange
        for short-term debt                                                      1,050              --              --
     Stock subscription in exchange for
        prepaid advertising                                                      1,200              --              --

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

(1)    SIGNIFICANT ACCOUNTING POLICIES

       (a)    NATURE OF BUSINESS

              Creativepro.com, Inc. (formerly Extensis Corporation) (Creativepro.com or the Company) is in one business segment - developing, publishing, marketing and support of cross-platform software applications for professionals in the creative and pre-press markets worldwide. Creativepro.com products maximize the productivity of creative and pre-press professionals such as advertising and design professionals, production artists, publishers, multimedia and CD-ROM developers, Web site designers, digital imagers and photographers service bureaus and commercial printers.

       (b)    PRINCIPLES OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. The functional currency of the subsidiary has been determined to be the local currency.

       (c)    REVENUE RECOGNITION

              Effective January 1, 1998, the Company adopted the Statement of Position 97-2, "Software Revenue Recognition," (SOP 97-2). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The revenue allocated to license revenue generally is recognized upon shipment of the products. The revenue allocated to post-contract customer support (maintenance) generally is recognized ratably over the term of the agreement. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements. The Company generally provides a sixty-day right of return policy for consumer software sales.

              The Company sells products to distributors and resellers and to some distributors that will reproduce, localize, and package its products. The revenue for these sales is recognized when all obligations have been met under the specified agreement. Distributors and resellers have a sixty-day right of return.

              Revenue related to original equipment manufacturer contracts is recognized ratably over the contract period, or on per unit basis as specified in the agreement.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       (d)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The Company's financial instruments consist of cash and cash equivalents, accounts receivable, related party notes receivable, long-term debt, capital lease obligations, and accounts payable for which their current carrying amounts approximate fair market value. The recorded amounts due from related parties approximate fair value as the related interest rates are comparable with the current competitive rates for instruments of a similar nature and degree of risk.

       (e)    CASH AND CASH EQUIVALENTS

              Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less and which are readily convertible to cash.

       (f)    RESTRICTED CASH

              The Company has a certificate of deposit held by a bank as collateral for a $275 letter of credit.

       (g)    INVENTORIES

              Inventories consist of media, training materials and packaging supplies. Inventories are stated at the lower of cost or market (approximates first-in, first-out method). Inventories are net of a reserve at December 31, 1999 and 1998 of $122 and $118, respectively.

       (h)    ADVERTISING EXPENSES

              Advertising costs are expensed in the month the advertisement appears. Advertising costs were $6,316, $4,491 and $3,988 for the years ended December 31, 1999, 1998 and 1997, respectively. Prepaid advertising costs, included in prepaid expenses, amounted to $30 and $227 at December 31, 1999 and 1998, respectively. On December 10, 1999, the Company entered into a stock subscription agreement in exchange for future advertising (see note 9).

       (i)    RESEARCH AND DEVELOPMENT

              Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The Company begins capitalization upon completion of a working model. To date, such capitalizable costs have not been material. Accordingly, the Company has charged all such costs to product development expense as incurred. Future capitalized costs, if any, will be amortized on a straight-line basis over the estimated life of the products or the ratio of current revenue to the total of current and anticipated future revenue, whichever expense is greater.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       (j)    CONCENTRATION OF CREDIT RISK

              Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred minimal credit losses. At December 31, 1999, two customers accounted for approximately 49% of accounts receivable. At December 31, 1998, two customers accounted for approximately 61% of accounts receivable.

              The Company had one significant customer in 1999, 1998 and 1997, respectively that accounted for greater than 10% of the Company's revenues. In 1999, one product accounted for approximately 29% of sales. In 1998, one product accounted for approximately 31% of sales.

       (k)    PROPERTY AND EQUIPMENT

              Furniture, fixtures and equipment are stated at cost. Furniture and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value of the leased assets at the inception of the lease. Repair and maintenance costs are expensed as incurred.

              Leasehold improvements are capitalized at cost and amortized on a straight-line basis over the shorter of the initial lease term or the estimated useful lives of the assets.

              Depreciation on furniture, fixtures, equipment and software is calculated on the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Furniture and equipment held under capital leases are amortized on the straight-line method over the shorter of the related lease term or estimated useful life of the leased assets.

       (l)    INCOME TAXES

              The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       (m)    CURRENCY TRANSLATION

              The local currency is the functional currency in the Company's foreign subsidiary. Assets and liabilities of the foreign subsidiary are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates during the year. Foreign currency translation adjustments are included as a separate component of shareholders' equity (deficit).

       (n)    PURCHASED TECHNOLOGY

              During 1999, the Company purchased technology in the amount of $1,100. Purchased technology amortization expense of $241 was recorded for the year ended December 31, 1999. Total accumulated amortization as of December 31, 1999 was $241. The useful life of the technology has been estimated at four years.

       (o)    STOCK-BASED COMPENSATION

              The Company accounts for stock-based compensation using the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 123 (SFAS 123), ACCOUNTING FOR STOCK-BASED COMPENSATION. This statement permits a company to choose either a fair-value-based method of accounting for its stock-based compensation arrangements or to comply with the current Accounting Principles Board Opinion 25 (APB Opinion 25) intrinsic-value-based method adding pro forma disclosures of net loss computed as if the fair-value-based method had been applied in the financial statements. The Company applies SFAS 123 by retaining the APB Opinion 25 method of accounting for stock-based compensation for employees with annual pro forma disclosures of net loss. Stock-based compensation for non-employees is accounted for using the fair-value-based method.

       (p)    COMPREHENSIVE INCOME (LOSS)

              The Company follows SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustment and is presented in the consolidated statement of shareholders' equity (deficit).

       (q)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. Actual results could differ from those estimates.

       (r)    RECLASSIFICATIONS

              Certain reclassifications have been made to the 1997 and 1998 consolidated financial statements to conform with 1999 consolidated financial statement presentation.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

(2)    ACQUISITION

       On January 8, 1998, the Company completed a merger with Astrobyte, Inc. (Astrobyte). The merger was accounted for using the pooling-of-interest method under Accounting Principles Board Opinion No. 16. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Astrobyte as though it had always been a part of the Company.

       The Company issued 300,000 shares of common stock in exchange for all of the outstanding common stock of Astrobyte.

(3)    ACCOUNTS RECEIVABLE

       Accounts receivable consists of the following at:


                                                                                     DECEMBER 31,
                                                                      -------------------------------------------
                                                                             1999                   1998
                                                                      --------------------   --------------------
                  Gross accounts receivable                        $             2,482    $             4,033
                  Less allowance for doubtful accounts                            (158)                  (130)
                  Less allowance for returns                                      (489)                  (277)
                                                                      --------------------   --------------------

                                                                   $             1,835    $             3,626
                                                                      ====================   ====================

(4)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at:

                                                                                     DECEMBER 31,

                                                                      -------------------------------------------
                                                                             1999                   1998
                                                                      --------------------   --------------------
                  Furniture and fixtures                           $               430    $               403
                  Computer equipment                                             1,531                  1,143
                  Leasehold improvements                                           298                    257
                  Capital leases                                                    60                    343
                  Software                                                         356                    315
                                                                      --------------------   --------------------

                                                                                 2,675                  2,461

                  Less accumulated depreciation and amortization                (1,372)                (1,076)
                                                                      --------------------   --------------------

                                                                   $             1,303    $             1,385
                                                                      ====================   ====================


(5)    BORROWINGS

       (a)    LINE OF CREDIT

              The Company has a $2,000 revolving line of credit facility with a bank which provides for interest at prime (8.25% at December 31, 1999) plus 2% and is collateralized by accounts receivable. Borrowings outstanding at December 31, 1999

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

              and 1998 are $-0- and $1,400, respectively. The facility requires the Company to meet certain financial covenants and restrictions, including maintenance of specified ratios for minimum tangible net worth and debt to tangible net worth. At December 31, 1999, the Company was not in compliance with the financial covenants. The Company has obtained a waiver from the bank for noncompliance with the financial covenants.

       (b)    LONG-TERM DEBT

              The Company has three term loans with a bank. The first loan bears interest at prime plus 2.5% and matures in June 2000. The second loan bears interest at 9.75% and matures in September 2001. On January 19, 1999, the Company entered into a loan and security agreement with a bank for $3,000 at 14% interest with a maturity of January 2002. This agreement carries a warrant subscription agreement that allows the bank to purchase up to 1,000 shares of the Company's Series B preferred stock at various exercise prices over the term of the agreement. The principal is due at maturity. The three loans are secured by substantially all of the Company's assets. The principal payments are as follows:

                     Year ending December 31:

                         2000                         $               416
                         2001                                         189
                         2002                                       3,000
                                                         -------------------

                                                      $             3,605
                                                         ===================

(6)    LEASES

       The Company leases office facilities and minor office equipment under operating leases expiring through the year 2002. The facilities leases contain renewal options and rent escalation clauses. Minimum future rental payments under these and capital lease agreements as of December 31, 1999 are as follows:

                                                                            CAPITAL               OPERATING
                                                                      --------------------   --------------------
                 Year ending December 31:
                     2000                                          $                16    $               466
                     2001                                                            8                    468
                     2002                                                           --                     70
                                                                      --------------------   --------------------
                                                                                    24    $             1,004
                                                                                             ====================
                 Less amounts representing interest                                 (3)
                                                                      --------------------
                 Present value of future minimum lease payments                     21

                 Less current portion                                               14
                                                                      --------------------
                                                                   $                 7
                                                                      ====================

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       Total rental expense under operating leases was $402, $387 and $309, for the years ended December 31, 1999, 1998 and 1997, respectively.

(7)    RELATED PARTY TRANSACTIONS

       In September 1996, the Company executed a note in the principal amount of $10 to a former officer of the Company for the purchase of stock. The note is unsecured and accrues interest at the prime rate (8.25% at December 31, 1998). The outstanding principal balance and any accrued and unpaid interest was due and payable on September 6, 1999. The Company is currently taking steps to re-purchase shares of the Company's stock to satisfy the debt in full. The loan is classified as a component of shareholders' equity.

       In June 1997, the Company executed a note in the principal amount of $10 to an officer and director of the Company. The Company agreed to loan the officer additional principal amounts from time to time up to a total principal balance of $100. In October 1997, the Company executed a revised and amended promissory note for the additional $90 available under the original agreement. The note accrues interest at 7.5% and is secured by a Stock Pledge and Security Agreement. The Board is currently working on an employment agreement that would provide for settlement of this debt in the event of termination.

(8)    ROYALTIES

       The Company has contractually entered into various agreements with certain software developers to pay royalties based on a percentage of the developed product revenues. Royalty expense was $1,342, $909 and $976 for the years ended December 31, 1999, 1998 and 1997, respectively. Royalties payable were $319 and $519 at December 31, 1999 and 1998, respectively.

(9)    SHAREHOLDERS' EQUITY (DEFICIT)

       (a)    STOCK OPTIONS

              During 1994, the Company adopted, and the Board of Directors approved, a stock incentive plan for eligible employees, directors and outside consultants of the Company (the 1994 Plan). Either non-qualified or incentive stock options may be issued under this plan and are exercisable for a period of up to ten years from date of grant. As of December 31, 1999, the Company had authorized issuance of such options to purchase up to an aggregate of 5,400 shares of its common stock. The options vest and are exercisable over various periods from the initial grant date.

              SFAS No. 123 (SFAS 123), ACCOUNTING FOR STOCK-BASED COMPENSATION, defines a fair value based method of accounting for an employee stock option and similar equity instrument. As allowed under SFAS No. 123, the Company has elected to account for its stock-based compensation plans under APB 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1999, 1998 and 1997 using the minimum value option pricing model using the following weighted average assumptions for grants:

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)


                                             1999                  1998                   1997
                                       -----------------    -------------------    -------------------
      Risk-free interest rate                 6.1%                   5%                    5.2%
      Expected dividend yield                None                  None                   None
      Expected lives                       5 years               5 years                5 years


              Using the minimum value valuation model for 1999, 1998 and 1997, the total value of options granted was $850, $1,782 and $340, respectively, which would be amortized on a pro forma basis over the vesting period of the options (typically four years). The weighted average grant date fair value of options granted during 1999 was $4.00 per share. If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss and net loss per share would approximate the pro forma disclosures below:

                                                         YEAR ENDED DECEMBER 31,

                                     -----------------------------------------------------------------
                                            1999                   1998                   1997
                                     -------------------    -------------------    -------------------
      Net loss - as reported      $            (1,763)   $            (1,801)   $            (2,801)
      Net loss - pro forma                     (2,578)                (2,345)                (2,904)


              The effects of applying SFAS 123 in this pro forma disclosure may not be indicative of future amounts. SFAS 123 does not apply to awards prior to January 1, 1995.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       The following table summarizes the stock option transactions under the plan described above.

                                                                                         WEIGHTED
                                                                                          AVERAGE
                                                                     OPTIONS             EXERCISE
                                                                   OUTSTANDING             PRICE
                                                                 ----------------     ----------------
                    Balance, December 31, 1996                          1,427     $        0.13

                    Options granted                                     1,068              1.16
                    Options exercised                                    (245)             0.06
                    Options canceled                                      (55)             0.30
                                                                 ----------------

                    Balance, December 31, 1997                          2,195              0.63

                    Options granted                                     1,533              4.10
                    Options exercised                                    (191)             0.12
                    Options canceled                                     (208)             1.36
                                                                 ----------------

                    Balance, December 31, 1998                          3,329              2.22

                    Options granted                                       808              4.00
                    Options exercised                                    (480)              .24
                    Options canceled                                     (783)             3.28
                                                                 ----------------

                    Balance, December 31, 1999                          2,874     $        2.77
                                                                 ================

              The stock options currently outstanding generally vest over four years and expire ten years from the grant date so long as, in the case of employees, the optionee remains employed by the Company. If the employee terminates the relationship with the Company there is a three-month period after the termination date to exercise the options.

              Authorized options available for grant at December 31, 1999 aggregate 1,198.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)


              The following table summarizes information about options outstanding and exercisable at December 31, 1999:

                                             OPTIONS OUTSTANDING                       OUTSTANDING EXERCISABLE
                              --------------------------------------------------   ---------------------------------
                                  NUMBER           WEIGHTED                            NUMBER
                                OUTSTANDING         AVERAGE         WEIGHTED         EXERCISABLE        WEIGHTED
                                   AS OF           REMAINING         AVERAGE            AS OF            AVERAGE
               EXERCISE        DECEMBER 31,       CONTRACTUAL       EXERCISE        DECEMBER 31,        EXERCISE
                PRICES             1999              LIFE             PRICE             1999              PRICE
           -----------------  ----------------   --------------   --------------   ----------------   --------------
       $        0.0500                  68            4.42        $   0.05                   68       $    0.05
                0.1250                   6            5.04            0.12                    6            0.12
                0.1750                  60            5.09            0.17                   60            0.17
                0.2500                 460            6.54            0.25                  422            0.25
                0.5000                 253            7.29            0.50                  187            0.50
                1.0000                  30            7.52            1.00                   20            1.00
                1.5000                 147            7.73            1.50                   86            1.50
                3.0000                  94            7.90            3.00                   49            3.00
                4.0000               1,406            8.99            4.00                  269            4.00
                4.4000                 350            3.35            4.40                  139            4.40
                              ----------------   --------------   --------------   ----------------   --------------

       $   0.0500 - 4.4000           2,874            7.45        $   2.77                1,306       $    1.68
                              ================   ==============   ==============   ================   ==============

              During 1998, the Company adopted, and the Board of Directors approved, the 1998 Stock Option Plan for Nonemployee Directors. Options granted under the plan shall be nonstatutory options and vest over a period of four years and expire ten years after date of grant. The exercise price shall be the fair market value per share of common stock on the date of grant. The Company may grant up to 250 shares of common stock. As of December 31, 1999, no options had been granted.

       (b)    COMMON STOCK WARRANTS

              On September 2, 1997, the Company issued warrants to purchase 65 shares of common stock at an exercise price of $0.50 per share and a weighted average grant date fair value of $1.05 per share in conjunction with software developer agreements. As of December 30, 1999, 19 warrants had been exercised.

       (c)    STOCK SUBSCRIPTION AGREEMENT

              On December 10, 1999, the Company entered into a strategic business relationship. The companies will cross-link the front pages of their respective sites and cross-license selected content targeted at the creative professional audience. In connection with the deal, the other party will receive 300 shares of the Company's common stock in exchange for various advertising spots to be provided over a three-year period. The shares to be issued have been valued at the current deemed fair market value of $4.00. As the shares vest the related advertising will be expensed at the then current fair market value of the vesting shares.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)



       (d)    PREFERRED STOCK

              The Company has 9,171 shares of preferred stock authorized at December 31, 1999. The stock has a par value of $.001 and was issued as non-redeemable Series A and Series B (Series A and B). The terms of the Series A and B preferred stock are:

              - Each share of Series A and B preferred stock is voting, and is convertible into common stock using formulas specified in the Series A and B Preferred Stock Agreements. Series A and B preferred shareholders have non-cumulative dividend rights at the rate of 8% per annum and are payable only upon declaration by the Board of Directors, and in preference and priority to common stock. Upon liquidation, Series A and B preferred shareholders are entitled to be paid out of the assets of the Company which are available for distribution to its shareholders before any payment is made to common shareholders. Series A and B preferred shareholders will receive an amount per share equal to their respective Original Issue Price, plus all related and declared but unpaid dividends. A merger of the Company or sale of substantially all assets is considered a liquidation.

              - There is an automatic conversion of Series A and B preferred stock into shares of common stock upon the affirmation vote of the holders of at least a majority of the outstanding shares of the Series A and B preferred stock, or immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's common stock that results in gross proceeds of at least $7,500 and that has a public offering price of at least $10.00 per share, or if less than 50% of the shares of Series A and B preferred outstanding on the Original Issue Date remain outstanding.

              - Shares are subject to an Investors Rights Agreement which provides for the registration of the shares under the Securities Act of 1933 under certain circumstances.

       (e)    PREFERRED STOCK WARRANTS

              On January 19, 1999, the Company issued in connection with a lending agreement a warrant to purchase up to 1,000,000 shares of Series B preferred stock, $0.001 par value, at various exercise prices over the term of the agreement. The warrants are valued using the Black-Scholes model. As of December 31, 1999, no preferred stock warrants had been exercised.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

(10)   INCOME TAXES

       The actual income tax expense (benefit) differs from the expected tax expense (benefit) computed by applying the U.S. federal corporate income tax rate of 34% to net loss before income taxes as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------
                                                                 1999               1998               1997
                                                            ---------------    ---------------    ---------------
      Computed expected income tax benefit               $          (598)   $          (612)   $          (927)
      (Increase) decrease in income tax
          benefit resulting from:
            State income tax benefit                                 (75)               (77)              (130)
            Foreign tax rate differential                              5                  5                 53
            Research and experimentation tax
              credits                                               (103)               (98)              (121)
            Exclusion of earnings for LLC                             --                 --                (71)
            Increase in valuation allowance                          729              1,179              1,263
            Change in valuation allowance due
              to Astrobyte acquisition                                --               (397)                --
            Other                                                     46                  3                  9
                                                            ---------------    ---------------    ---------------

                    Income tax expense                   $             4    $             3    $            76
                                                            ===============    ===============    ===============

       The Company merged with Astrobyte, Inc. on January 8, 1998. Astrobyte was a Limited Liability Company prior to incorporation whose income was generally taxed to the shareholders. Accordingly, no income tax expense or deferred income taxes are reflected in the consolidated financial statements related to Astrobyte, Inc. for the year ended December 31, 1997.

       Income tax expense consists of the following:

                                                                          YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------
                                                                 1999               1998               1997
                                                            ---------------    ---------------    ---------------
                  Current:

                      Federal                            $            --    $            --       $         --
                      State                                            2                 --                 --
                      Foreign                                          2                  3                 76
                                                            ---------------    ---------------    ---------------

                                                         $             4    $             3    $            76
                                                            ===============    ===============    ===============

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                          DECEMBER 31,
                                                                               -----------------------------------
                                                                                    1999               1998
                                                                               ----------------   ----------------
                   Deferred tax assets:
                       Net operating loss carryforwards                     $         2,978    $         2,663
                       Research and experimentation tax credits                         383                279
                       Reserves and allowances                                          306                154
                       Accrued vacation                                                  74                 68
                       Goodwill                                                         347                374
                       Warrants                                                          77                 --
                       Purchased technology                                              68                 --
                       Other                                                             64                 33
                                                                               ----------------   ----------------

                                                                                      4,297              3,571

                       Valuation allowance                                           (4,297)            (3,568)
                                                                               ----------------   ----------------

                                 Deferred tax asset                                       --                  3

                   Deferred tax liabilities:

                       Fixed assets                                                       --                  3

                                                                               ----------------   ----------------

                                 Deferred tax liabilities                                 --                  3

                                                                               ----------------   ----------------

                                 Net deferred tax liabilities               $            --    $            --
                                                                               ================   ================

       The valuation allowance for deferred tax assets as of December 31, 1996 was approximately $1,126.

       The net change in the total valuation allowance for 1999, 1998 and 1997 was an increase of approximately $729, $1,179 and $1,263, respectively.

       At December 31, 1999, the Company had net operating loss carryforwards for federal and state income tax purposes which can be used to offset future income subject to taxes. In addition, there are unused research and experimentation credits which can be offset against future federal income taxes after use of the loss carryforwards. Such loss carryforwards and tax credits are summarized below (in thousands):

                                                                                                 EXPIRATION
                                                                            AMOUNT                  DATES
                                                                      --------------------   --------------------
                  Loss carryforwards:
                      Federal                                      $             7,259           2010 - 2019
                      State                                                      7,259           2010 - 2014

                  Research and experimentation credits:
                      Federal                                                      308           2011 - 2019
                      State                                                        113           2003 - 2004

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                      (In thousands, except per share data)


       A provision of the Tax Reform Act of 1986 requires the utilization of net operating losses and credits be limited when there is a change of more than 50% in ownership of the Company. Such a change occurred with the sale of preferred stock in 1996 and with the Astrobyte acquisition in 1998. Therefore, a limitation has been placed on the utilization of the net operating loss and credit carryforwards. As a result of this provision, future changes in equity may contribute to another change in ownership.

(11)   EMPLOYEE BENEFIT PLAN

       Effective October 1, 1995, the Company offered a defined contribution 401(k) employee savings plan which covers substantially all employees. In January 1997, the Company began matching 25% of employees' 401(k) contributions up to maximum of 4% of earnings. The Company's contribution for 1999, 1998 and 1997 was $37, $24 and $17, respectively.

(12)   COMMITMENTS AND CONTINGENCIES

       LEGAL ACTIONS

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(13)   SUBSEQUENT EVENT

       On March 17, 2000, ImageX.com Inc. and the Company entered into a definitive agreement whereby ImageX.com Inc. will acquire all the issued and outstanding shares of the Company in exchange for approximately 4,300 shares of ImageX.com Inc.'s common stock and $9,900 in cash.

       (2) UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                               CREATIVEPRO.COM, INC.
                          (Formerly Extensis Corporation)
                            Consolidated Balance Sheets
                                   (In thousands)

                                                                         MARCH 31, 2000
                                                                         --------------
                                                                           (UNAUDITED)
                                        ASSETS
Current assets:
     Cash and cash equivalents                                           $         925
     Accounts receivable, net                                                    1,300
     Inventories, net                                                              352
     Other assets                                                                  315
                                                                         --------------
                 Total current assets                                            2,892
Property and equipment, net                                                      1,125
Purchased technology, net                                                          790
Other long-term assets                                                              52
                                                                         --------------
                 Total assets                                            $       4,859
                                                                         ==============
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable                                                            1,224
     Accrued liabilities                                                         1,220
     Current portion of long-term debt and capital lease obligations               267
                                                                         --------------
                 Total current liabilities                                       2,711

Long-term portion of long-term debt and capital lease obligations                3,131
                                                                         --------------
                                                                                 5,842
                                                                         --------------
Commitments and contingencies

Shareholders' equity (deficit):
     Series A convertible preferred stock:  1,900 authorized
        preferred shares; par value $.001, 1,883 shares
        issued and outstanding                                                       2
     Series B convertible preferred stock:  2,685 authorized
        preferred shares; par value $.001, 1,685 shares
        issued and outstanding                                                       2
     Common stock, par value $.001 per share:  15,829 shares
        authorized; 4,458 shares issued and outstanding                              4
     Additional paid-in capital                                                  9,027
     Warrant                                                                       877
     Stock subscription for common stock                                         1,200
     Prepaid advertising in exchange for stock subscription                     (1,137)
     Accumulated other comprehensive income (loss) - foreign
        currency translation                                                       (32)
     Notes receivable from related party                                          (133)
     Accumulated deficit                                                       (10,793)
                                                                         --------------
                 Total shareholders' equity (deficit)                             (983)
                                                                         --------------
                 Total liabilities and shareholders' equity (deficit)    $       4,859
                                                                         ==============

See accompanying notes to consolidated financial statements.

                                CREATIVEPRO.COM, INC.

                           (Formerly Extensis Corporation)
                        Consolidated Statements of Operations
                                    (In thousands)

                                                           THREE MONTHS ENDED MARCH 31,
                                                               2000             1999
                                                           ------------      ----------
                                                                    (UNAUDITED)

Revenue, net                                              $      4,790      $    4,719
Cost of revenue                                                    895             635
                                                           ------------      ----------

                 Gross margin                                    3,895           4,084

Operating expenses:
     Sales and marketing                                         2,888           2,778
     Research and development                                      918             755
     General and administrative                                    687             535
                                                           ------------      ----------

                 Total operating expenses                        4,493           4,068
                                                           ------------      ----------

                 Income (loss) from operations                    (598)             16
                                                           ------------      ----------

Other income (expense), net                                       (798)           (120)
                                                           ------------      ----------

                 Loss before income taxes                       (1,396)           (104)

Provision for income taxes                                           2               4
                                                           ------------      ----------

                 Net loss                                 $     (1,398)     $     (108)
                                                           ============      ==========

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                           Consolidated Statements of
                         Shareholders' Equity (Deficit)
                                 (In thousands)

                                             SERIES A            SERIES B
                                           CONVERTIBLE          CONVERTIBLE
                                         PREFERRED STOCK      PREFERRED STOCK      COMMON STOCK     ADDITIONAL
                                        ------------------  ------------------  ------------------   PAID-IN
                                         SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    CAPITAL     WARRANT
                                        --------  --------  --------  --------  --------  --------  ----------  ---------
Balance as of December 31, 1999            1,883  $      2     1,685  $      2     4,247  $      4  $    8,977  $     202

Net loss                                      --        --        --        --        --        --          --         --
Currency translation                          --        --        --        --        --        --          --         --

Comprehensive loss

Issuance of common stock from
     exercise of stock options                --        --        --        --       211        --          50         --
Stock compensation expense                    --        --        --        --        --        --          --         --
Issuance of preferred stock warrant           --        --        --        --        --        --          --        675
Issuance of stock subscription                --        --        --        --        --        --          --         --
Interest on related party notes
      receivable                              --        --        --        --        --        --          --         --
Advertising expense                           --        --        --        --        --        --          --         --
                                        --------  --------  --------  --------  --------  --------  ----------  ---------
Balance as of March 31, 2000               1,883  $      2     1,685  $      2     4,458  $      4  $    9,027  $     877
                                        ========  ========  ========  ========  ========  ========  ==========  =========


                                                                                                     NOTE
                                                                     ACCUMULATED                  RECEIVABLE
                                                                        OTHER                        FROM
                                           STOCK        PREPAID     COMPREHENSIVE  COMPREHENSIVE   RELATED    ACCUMULATED
                                        SUBSCRIPTION  ADVERTISING   INCOME (LOSS)  INCOME (LOSS)     PARTY      DEFICIT     TOTAL
                                        ------------  ------------  -------------  -------------  ----------  -----------  --------
Balance as of December 31, 1999         $      1,200  $    (1,200)  $        (43)                 $    (130)  $   (9,395)  $  (381)

Net loss                                          --           --             --   $     (1,398)         --       (1,398)   (1,398)
Currency translation                              --           --             11             11          --           --        11
                                                                                   -------------
Comprehensive loss                                                                 $     (1,387)
                                                                                   =============
Issuance of common stock from
     exercise of stock options                    --           --             --                         --           --        50
Stock compensation expense                        --           --             --                         --           --        --
Issuance of preferred stock warrant               --           --             --                         --           --       675
Issuance of stock subscription                    --           --             --                         --           --        --
Interest on related party notes
      receivable                                  --           --             --                         (3)          --        (3)
Advertising expense                               --           63             --                         --           --        63
                                        ------------  ------------  -------------                 ----------  -----------  --------
Balance as of March 31, 2000            $      1,200  $    (1,137)  $        (32)                 $    (133)  $  (10,793)  $  (983)
                                        ============  ============  =============                 ==========  ===========  ========

See accompanying notes to consolidated financial statements.

                              CREATIVEPRO.COM, INC.
                         (Formerly Extensis Corporation)
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                           THREE MONTHS ENDED MARCH 31,
                                                                               2000            1999
                                                                           ------------    ------------
                                                                                    (UNAUDITED)
Cash flows from operating activities:
     Net loss                                                             $     (1,398)   $       (108)
     Adjustments to reconcile net loss to net cash
        provided (used) by operating activities:
           Depreciation and amortization                                           232             176
           Amortization of prepaid advertising                                      62
           Loss on disposal of property                                              1
           Noncash interest expense                                                675
           Noncash interest on notes receivable from related party                  (2)
           Change in operating assets and liabilities:
              Accounts receivable                                                  535             769
              Inventories                                                          103             (17)
              Prepaid expenses                                                     (15)            108
              Other assets                                                         (17)            (13)
              Accounts payable                                                    (306)            224
              Accrued liabilities                                                 (141)           (557)
                                                                           ------------    ------------
                    Net cash provided (used) by operating activities              (271)            582
Cash flows from investing activities:
     Purchase of property and equipment                                             15             (90)
                                                                           ------------    ------------
                    Net cash used by investing activities                           15             (90)
Cash flows from financing activities:
     Proceeds from/repayment of credit line                                                     (1,400)

     Interest on related party notes receivable                                                     (2)
     Proceeds from debt and capital lease obligations                                            3,000
     Repayment of debt and capital lease obligations                              (228)           (219)
     Proceeds from issuance of common stock                                         51              17
                                                                           ------------    ------------
                    Net cash provided by financing activities                     (177)          1,396
                    Increase (decrease) in cash and cash equivalents              (433)          1,888
Effect of exchange rate changes                                                     11             (81)
Cash and cash equivalents at beginning of period                                 1,347             458
                                                                           ------------    ------------
Cash and cash equivalents at end of period                                $        925    $      2,265
                                                                           ============    ============
Supplemental disclosure of noncash information:
                                                                                           ------------
     Purchased technology acquired in exchange for short-term debt                               1,050
                                                                                           ============

See accompanying notes to consolidated financial statements.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)    BASIS OF PRESENTATION

       The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission but do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements and should, therefore, be read in conjunction with the Company's audited consolidated financial statements and notes thereto as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999. The accompanying statements include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for the full year.

(2)    ACCOUNTS RECEIVABLE

       Accounts receivable as of March 31, 2000 consists of the following (in thousands):

       Gross accounts receivable                        $     2,090
       Less allowance for doubtful accounts                    (177)
       Less allowance for returns                              (613)
                                                         -----------
                                                        $     1,300
                                                         ===========


(3)    PROPERTY AND EQUIPMENT

       Property and equipment as of March 31, 2000 consists of the following (in thousands):

       Furniture and fixtures                                $     287
       Computer equipment                                        1,653
       Leasehold improvements                                      298
       Capital leases                                               60
       Software                                                    361
                                                              ---------
                                                                 2,659
       Less accumulated depreciation and amortization           (1,534)
                                                              ---------
                                                             $   1,125
                                                              =========

(4)    SUBSEQUENT EVENT

       On June 21, 2000, the shareholders sold 100% of the Company's common stock to ImageX.com, Inc. The acquisition was recorded by ImageX.com using the purchase method of accounting under APB Opinion No. 16. ImageX.com issued 3,541,195 shares of stock and $11.5 million in cash resulting in an aggregate purchase price of $45.2 million.

(b)  PRO FORMA FINANCIAL INFORMATION

     On June 21, 2000, ImageX.com, Inc. completed the acquisition of Creativepro.com, Inc. The acquisition was recorded by ImageX.com using the purchase method of accounting under APB Opinion No. 16. The Company issued 3,541,195 shares of stock and $11.5 million in cash resulting in an aggregate purchase price of $45.2 million.

     The unaudited pro forma condensed statements of operations are based on individual historical results of operations of ImageX.com, Inc., Fine Arts Engravers Company, Inc., Image Press, Inc., and creativepro.com, Inc. for the year ended December 31, 1999 and for the six months ended June 30, 2000, after giving effect to the acquisitions of Fine Arts Engravers Company, Inc., Image Press, Inc., and creativepro.com, Inc. as if they had occurred at the beginning of each period presented.

     Fine Arts Engravers Company, Inc. was acquired April 13, 1999 and Image Press, Inc. was acquired September 21, 1999. Their operations since those dates are included with those of ImageX.com. Financial information for Fine Arts Engravers Company, Inc. is included in Form S-1/A filed August 24, 1999, and financial information for Image Press, Inc. is included in Form 8-K/A filed November 15, 1999.

     The unaudited pro forma condensed statements of operations should be read in conjunction with the historical financial statements and notes thereto of ImageX.com, Inc. included in its 1999 annual report on Form 10-K and creativepro.com, Inc. included herein. The pro forma adjustments and assumptions described in the accompanying notes to unaudited pro forma condensed statements of operations are based on estimates, evaluations, and other data currently available. The unaudited pro forma condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisitions of Fine Arts Engravers Company, Inc., Image Press, Inc., and creativepro.com, Inc. been effected on the dates assumed.

     The pro forma balance sheet is included in ImageX.com's balance sheet as of June 30, 2000 on Form 10-Q for 2nd quarter of 2000 filed with the Securities and Exchange Commission on August 14, 2000 as ImageX.com's balance sheet reflects its acquisition of creativepro.com.


                   IMAGEX.COM, INC. AND CREATIVEPRO.COM, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                  ImageX.com,           Prior                       Pro Forma
                                                         Inc.    Acquisitions    creativepro.     Adjustments
                                                     (Actual)        (Note 1)       com, Inc.        (Note 2)      Pro Forma
                                                  --------------------------------------------------------------------------
Revenue                                                11,499           7,884          20,933             (37)        40,279
Cost of sales                                           8,541           5,523           3,256              69         17,389
                                                  --------------------------------------------------------------------------
     Gross profit                                       2,958           2,361          17,677            (106)        22,890

Operating expenses
   General and administrative                          11,002           1,583           2,674             648         15,907
   Sales and marketing                                  6,765             461          12,462                         19,688
   Product development                                  3,770                           3,613                          7,383
   Amortization of unearned compensation,               2,497                                           4,581          7,078
     goodwill, and other intangibles
                                                  --------------------------------------------------------------------------
     Total operating expenses                          24,034           2,044          18,749           5,229         50,056

     Profit (Loss) from operations                    (21,076)            317          (1,072)         (5,335)       (27,166)

Interest income (expense)                                 241             (57)           (687)                          (503)

Provision for income tax                                                  (29)             (4)                           (33)
                                                  --------------------------------------------------------------------------

Net Loss                                              (20,835)            231          (1,763)         (5,335)       (27,702)
                                                  --------------------------------------------------------------------------

Accretion of mandatorily redeemable convertible           (84)                                                           (84)
   preferred stock
                                                 ------------                                                    -----------

Net Loss for common stock                             (20,919)                                                       (27,786)
                                                 ============                                                    ===========
Basic and diluted net loss per share                    (3.07)                                                         (2.68)
                                                 ============                                                    ===========
Weighted-average shares outstanding                 6,805,098                                       3,580,151     10,385,249
                                                 ============                                     ===========    ===========


                         SIX MONTHS ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     creativepro.       Pro Forma
                                                        ImageX.com,     com, Inc.     Adjustments
                                                               Inc.  (5.7 Months)        (Note 2)      Pro Forma
                                                   --------------------------------------------------------------
Revenue                                                      12,702         7,888                         20,590
Cost of sales                                                 8,950         1,340                         10,290
                                                   --------------------------------------------------------------

     Gross Profit                                             3,752         6,548                         10,300

Operating expenses
   General and administrative                                10,903         1,315             269         12,487
   Sales and marketing                                        9,303         5,080                         14,383
   Product development                                        3,548         1,735                          5,283
   Amortization of unearned compensation,                     1,419                         2,044          3,463
     goodwill, and other intangibles
   In-process research and development                        1,062                        (1,062)
                                                   --------------------------------------------------------------
     Total operating expenses                                26,235         8,130           1,251         35,616

     Profit (loss) from Operations                          (22,483)       (1,582)         (1,251)       (25,316)

Interest income (expense)                                     2,175          (877)                         1,298

Provision for income tax                                                       (2)                            (2)
                                                   --------------------------------------------------------------

Net loss                                                    (20,308)       (2,461)         (1,251)       (24,020)
                                                   --------------------------------------------------------------

Basic and diluted net loss per share                          (0.97)                                       (0.99)
                                                   =================                              ===============

Weighted-average shares outstanding                      20,888,692                     3,346,624     24,235,316
                                                   =================              =============== ===============


Note 1 - Prior Acquisitions

     The pro forma results of operations for 3.5 months of Fine Arts and 8.5 months of Image Press before their acquisitions by ImageX.com in 1999 are combined in the prior acquisition column to reflect the impact of Fine Arts and Image Press acquisitions, as reported on the Current Report on Form 8-K/A filed on November 15, 1999.

Note 2 -  Pro Forma Adjustments

     The unaudited statements of operations give effect to the following pro forma adjustments necessary to reflect the acquisitions of Fine Arts, Image Press, and creativepro.com as if they had occurred at the beginning of each of the periods presented:

     (a) The amortization of goodwill is over a period of 10 years, and the amortization of other intangible assets range from 3 to 8 years. The pro forma adjustments of amortization of goodwill and intangible assets by acquisition for the six months ended June 30, 2000 and the year ended December 31, 1999 are as follows (in thousands):

                                         Six months ended           Year ended
                                         June 30, 2000              December 31, 1999
                                         -------------              -----------------
          Fine Arts                                                       $        49
          Image Press                                                             231
          creativepro.com                    $   2,044                          4,301
                                          ------------                  -------------
                                                 2,044                          4,581
                                          ============                  =============

     (b) The pro forma adjustment to general and administrative expenses in 2000 and 1999 resulting from depreciation of internally developed software from creativepro.com acquisition is $269,000 and $617,000 respectively. The additional depreciation expense adjustments to cost of sales and general and administrative expenses in 1999 are for the increase in the value of acquired property and equipment of Fine Arts Engravers Company.

     (c) The unaudited pro forma statements of operations exclude the effect of the nonrecurring charge of $1,062,000 for purchased in-process research and development recorded by ImageX.com in second quarter of 2000 resulting from creativepro.com acquisition.

Note 2 - Pro Forma Net Loss Per Share

     Basic pro forma net loss per share is computed using the weighted average number of ImageX.com common shares outstanding during the period plus shares of ImageX.com Common Stock issued in connection with acquisitions of Fine Arts, Image Press, and creativepro.com, excluding ImageX.com Common Stock subject to repurchase. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of ImageX.com Common Stock and common equivalent shares assumed in connection with aforementioned acquisitions. ImageX.com Common Stock, options and warrants issued in connection with the acquisitions are assumed outstanding at the beginning of each of the periods. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

 (c)  EXHIBITS

         EXHIBIT NUMBER     DESCRIPTION
         --------------     -----------
         10.1               Amended and Restated Agreement and Plan of Merger
                            among ImageX.com, Inc., Columbia Acquisition Corp.,
                            and creativepro.com, Inc., and Shareholder
                            Representative dated May 20, 2000. *

         23.1               Consent of KPMG LLP, Independent Accountants.

         99.1 Text of Press release dated June 22, 2000, regarding the completion of the acquisition of creativepro.com, Inc. *

         *Previously filed with the Original 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          IMAGEX.COM, INC.


Dated: August 30, 2000                    By: /s/ Robin L. Krueger
                                          ------------------------
                                          Robin L. Krueger
                                          Chief Financial Officer

INDEX TO EXHIBITS


EXHIBIT NUMBER     DESCRIPTION
--------------     -----------

10.1 Amended and Restated Agreement and Plan of Merger among ImageX.com, Inc., Columbia Acquisition Corp., and creativepro.com, Inc., and Shareholder
                   Representative dated May 20, 2000. *

23.1               Consent of KPMG LLP, Independent Accountants.

99.1 Text of Press release dated June 22, 2000, regarding the completion of the acquisition of creativepro.com, Inc. *

*Previously filed with the Original 8-K.